UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, at 11:01 a.m. New York City time (the “Effective Time”) on July 20, 2020 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of June 24, 2019 (as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of August 15, 2019, the “Merger Agreement”), by and among Eldorado Resorts, Inc., a Nevada corporation (the “Company”), Caesars Entertainment Corporation, a Delaware corporation (“Former Caesars”), and Colt Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Former Caesars (the “Merger”), with Former Caesars continuing as the surviving corporation and a wholly owned subsidiary of the Company. At the Effective Time, Former Caesars changed its name to “Caesars Holdings, Inc.” Promptly after the Effective Time, the Company converted into a Delaware corporation and changed its name to “Caesars Entertainment, Inc.” In addition, effective as of July 21, 2020, the Company’s ticker symbol on the NASDAQ Stock Market (“NASDAQ”) is changed from “ERI” to “CZR”.

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes Supplemental Indenture

On July 20, 2020, the Company, Former Caesars and Delaware Trust Company, as trustee (the “Convertible Notes Trustee”), entered into the Second Supplemental Indenture, dated as of July 20, 2020 (the “Second Supplemental Indenture”), to the indenture, dated as of October 6, 2017 (the “Base Indenture”), as amended by that certain First Supplemental Indenture, dated as of November 27, 2019 (the “First Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental Indenture, the “Convertible Notes Indenture”), by and between Former Caesars and the Convertible Notes Trustee, relating to Former Caesars’ 5.00% Convertible Senior Notes due 2024 (the “Convertible Notes”).

As a result of the Merger, and pursuant to the Second Supplemental Indenture, the Convertible Notes are no longer convertible into shares of common stock, par value $0.01 per share, of Former Caesars (“Former Caesars Common Stock”). Instead, for each share of Former Caesars Common Stock into which such Convertible Notes were convertible immediately prior to the Merger, such Convertible Notes will be convertible into the weighted average per share of Former Caesars Common Stock of the amount of cash and number of shares of common stock, par value $0.00001 per share, of the Company (“Company Common Stock”) received as consideration in the Merger by holders of Former Caesars Common Stock that affirmatively made an election with respect to the Cash Election Consideration (as defined below) or the Stock Election Consideration (as defined below).

In addition, pursuant to the Second Supplemental Indenture, the Company irrevocably and unconditionally guaranteed, on a senior unsecured basis, the full and punctual payment of all amounts payable by Former Caesars due under the Convertible Notes Indenture.

The foregoing descriptions of the Convertible Notes Indenture and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Company Supplemental Indentures

As previously disclosed, on July 6, 2020, Merger Sub issued (i) $3.4 billion aggregate principal amount of 6.250% Senior Secured Notes due 2025 (the “2025 Secured Notes”) pursuant to an indenture, dated as of July 6, 2020 (the “2025 Secured Indenture”), by and between Merger Sub and U.S. Bank National Association, as trustee, and as collateral agent, (ii) $1.8 billion aggregate principal amount of 8.125% Senior Notes due 2027 (the “2027 Senior Notes” and, together with the 2025 Secured Notes, the “Company Notes”), pursuant to an indenture, dated as of July 6, 2020 (the “2027 Senior Indenture” and, together with the 2025 Secured Indenture, the “Company Indentures”), by and between Merger Sub and U.S. Bank National Association, as trustee, and (iii) $1.0 billion aggregate principal amount of 5.750% Senior Secured Notes due 2025 (the “CRC Secured Notes”) pursuant to an indenture, dated as of July 6, 2020 (the “CRC Indenture”), by and among Merger Sub, U.S. Bank National Association, as trustee, and Credit Suisse AG, Cayman Islands Branch, as collateral agent.

On July 20, 2020, in connection with the consummation of the Merger, the Company, Merger Sub, U.S. Bank National Association, as trustee and as collateral agent, as applicable, and certain subsidiaries of the Company (the “Company Notes Guarantors”) entered into supplemental indentures to the Company Indentures (collectively, the “Company Supplemental Indentures”), pursuant to which (i) the Company assumed the obligations of Merger Sub under the Company Notes and the Company Indentures and (ii) each of the Company Notes Guarantors agreed to become a guarantor of the Company’s obligations under the Company Notes and the Company Indentures. In addition, on July 20, 2020, in connection with the consummation of the Merger, Caesars Resort Collection, LLC (“CRC”), CRC Finco, Inc. (“Finco”), Merger Sub, U.S. Bank National Association,

as trustee, Credit Suisse AG, Cayman Islands Branch, as collateral agent, and certain subsidiaries of CRC and Finco (the “CRC Notes Guarantors”) entered into a supplemental indenture to the CRC Indenture (the “CRC Supplemental Indenture”), pursuant to which (i) CRC and Finco jointly and severally assumed the obligations of Merger Sub under the CRC Notes and the CRC Indenture and (ii) each of the CRC Notes Guarantors agreed to become a guarantor of CRC’s and Finco’s obligations under the CRC Notes and the CRC Indentures.

The foregoing descriptions of the Company Supplemental Indentures, the CRC Supplemental Indenture and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full texts of the Company Supplemental Indentures, which are filed as Exhibits 4.2 and 4.3 hereto, and the CRC Supplemental Indenture, which is filed as Exhibit 4.4 hereto, and which are each incorporated herein by reference.

Senior Credit Facilities

On July 20, 2020, in connection with the consummation of the Merger, (a) the Company entered into (i) a new credit agreement (the “ERI New Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as collateral agent, and certain banks and other financial institutions and lenders party thereto, which provides for a five-year senior secured revolving credit facility in an aggregate principal amount of $1.0 billion (the “ERI Revolving Credit Facility”) and (ii) an incremental agreement, whereby certain lenders party thereto have agreed to provide additional revolving credit facility commitments under the ERI Revolving Credit Facility in an aggregate principal amount equal to $185 million (the “ERI Incremental Revolving Credit Facility”), and (b) CRC entered into (i) an incremental agreement, whereby it will incur a five-year incremental senior secured term loan facility (the “CRC Incremental Term Loan”) under its existing credit agreement, dated as of December 22, 2017, by and among CRC, the other borrowers party thereto from time to time, the several banks and other financial institutions and lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (as amended from time to time, the “Existing CRC Credit Agreement”) in an aggregate principal amount of $1.8 billion (the “CRC Incremental Term Loan Facility”) and (ii) an incremental agreement, whereby, certain lenders party thereto have agreed to, among other things, provide additional revolving credit facility commitments under the Existing CRC Credit Agreement in an aggregate principal amount equal to $25 million having the same terms as CRC’s existing revolving credit facility (the “CRC Incremental Revolving Credit Facility” and, together with the ERI Revolving Credit Facility, ERI Incremental Revolving Credit Facility and CRC Incremental Term Loan Facility, the “Senior Credit Facilities”, and the incremental agreements described in clauses (a)(ii), (b)(i) and (b)(ii), the “Incremental Agreements”).

Overview of the ERI New Credit Agreement

The ERI Revolving Credit Facility matures in 2025 and includes a letter of credit sub-facility of $250 million (which is a part of and not in addition to the ERI Revolving Credit Facility).

The ERI New Credit Agreement allows the Company to request one or more incremental term loan facilities and/or new revolving credit facilities and/or increase its commitments under the ERI Revolving Credit Facility in an aggregate amount of up to the sum of (x) the greater of (1) $2,175 million and (2) 1.00 times EBITDA (as defined in the ERI New Credit Agreement) (as reduced by the incurrence of amounts under the corresponding provisions of the Existing CRC Credit Agreement) plus (y) the amount of certain voluntary prepayments of indebtedness of ERI and CRC plus (z) additional amount so long as, (i) in the case of loans under additional credit facilities that rank pari passu with the liens on the collateral securing the ERI Revolving Credit Facility, the Company’s senior secured leverage ratio on a pro forma basis would not exceed 4.50 to 1.00 (or in the case of incremental facilities to fund certain investments and acquisitions, the senior secured leverage ratio immediately prior to such incurrence), (ii) in the case of loans under additional credit facilities that rank junior to the liens on the collateral securing the ERI Revolving Credit Facility, the Company’s total secured leverage ratio on a pro forma basis would not exceed 4.75 to 1.00 (or in the case of incremental facilities to fund certain investments and acquisitions, the total secured leverage ratio immediately prior to such incurrence) and (iii) in the case of loans under additional credit facilities that are unsecured, the Company’s fixed charge coverage ratio on a pro forma basis would not be less than 2.00 to 1.00 (or in the case of incremental facilities to fund certain investments and acquisitions, the fixed charge coverage ratio immediately prior to such incurrence), in each case, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All future borrowings under the ERI New Credit Agreement are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, subject to certain exceptions.

Interest and Fees

Borrowings under the ERI New Credit Agreement bear interest at a rate equal to, at the Company’s option, either (a) LIBOR determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a floor of 0% or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by the Administrative Agent and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin. Such applicable margin shall be 3.25% per annum in the case of any LIBOR loan and 2.25% per annum in the case of any base rate loan, subject to three 0.25% step-downs based on the Company’s total leverage ratio.

In addition, on a quarterly basis, the Company is required to pay each lender under the ERI Revolving Credit Facility a commitment fee in respect of any unused commitments under the ERI Revolving Credit Facility in the amount of 0.50% of the principal amount of the commitments of such lender, subject to a step-down to 0.375% based upon the Company’s total leverage ratio. The Company is also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee in an amount equal to 0.125% of the daily stated amount of such letter of credit.

Mandatory Prepayments

The ERI New Credit Agreement requires the Company to prepay any outstanding term loans, subject to certain exceptions, with 50% of the Company’s annual Excess Cash Flow (as defined in the ERI New Credit Agreement) to the extent such amount exceeds $15.0 million (as reduced by any mandatory prepayments made pursuant to analogous “excess cash flow sweep” provisions under the Existing CRC Credit Agreement).

The ERI New Credit Agreement also requires the Company to prepay any outstanding term loans, subject to certain exceptions, with (a) 100% of the net cash proceeds of certain non-ordinary course asset sales or certain casualty events, in each case subject to certain exceptions and provided that the Borrowers may (i) reinvest within 18 months or (ii) contractually commit to reinvest those proceeds within 18 months and so reinvest such proceeds following the end of such 18 month period, to be used in its business, or certain other permitted investments; and (b) 100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the ERI New Credit Agreement.

Collateral and Guarantors

The borrowings under the ERI New Credit Agreement will be guaranteed by the material, domestic wholly-owned subsidiaries of the Company (subject to exceptions, which exceptions include CRC and its subsidiaries), and will be secured by a pledge (and, with respect to real property, mortgage) of substantially all of the existing and future property and assets of the Company and the guarantors (subject to exceptions), including a pledge of the capital stock of the domestic subsidiaries held by the Company and the guarantors and 65% of the capital stock of the first-tier foreign subsidiaries held by the Company and the guarantors, in each case subject to exceptions.

Restrictive Covenants and Other Matters

The ERI New Credit Agreement includes a financial covenant requiring the Company to comply with a maximum first-priority net senior secured leverage ratio of 6.35 to 1.00, which is applicable solely to the extent that the Testing Condition (which is defined in the ERI New Credit Agreement as 25% utilization of the ERI Revolving Credit Facility (excluding certain letters of credit)) is satisfied and excluding any period in which a Covenant Suspension Period (as defined in the ERI New Credit Agreement) is occurring. In addition, for purposes of determining compliance with such financial maintenance covenant for any fiscal quarter, the Company may exercise an equity cure by issuing certain permitted securities for cash or otherwise receiving cash contributions to the capital of the Company that will, upon the receipt by the Company of such cash, be included in the calculation of EBITDA on a pro forma basis. The equity cure right may not be exercised in more than two fiscal quarters during any period of four consecutive fiscal quarters or more than five fiscal quarters during the term of the ERI Revolving Credit Facility. Under the ERI New Credit Agreement, the Company may also be required to meet specified leverage ratios or interest coverage ratios in order to take certain actions, such as incurring certain debt or making certain acquisitions. In addition, the ERI New Credit Agreement includes negative covenants, subject to certain exceptions, restricting or limiting the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain mergers and acquisitions; (iii) complete dividends and stock repurchases and optional redemptions (and optional prepayments) of subordinated debt; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) change the business of the Company and its restricted subsidiaries; (ix) enter into sale/leaseback transactions; (x) allow limitations on negative pledges and the ability of restricted subsidiaries to pay dividends or make distributions; (xi) change the fiscal year and (xii) modify subordinated debt documents.

In light of the impact on the Company from the ongoing COVID-19 public health emergency, the ERI New Credit Agreement provides the Company relief in the form of a limited waiver of the Company’s obligation to comply with the financial covenant described above. The financial covenant under the ERI New Credit Agreement will not be tested until the fiscal quarter immediately after the end of the financial covenant relief period (which begins on the date of effectiveness of the ERI New Credit Agreement and ends on the earlier of (i) the date on which a compliance certificate is delivered with respect to the fiscal quarter ending September 30, 2021 and (ii) the date on which the financial covenant relief period is terminated by the Company), so long as during the financial covenant relief period the Company (x) complies with certain restrictions on the incurrence of indebtedness and the making of permitted investments and restricted payments and (y) maintains minimum levels of liquidity (calculated to include its unrestricted cash and unused commitments under the ERI Revolving Credit Facility and unused revolving commitments under the Existing CRC Credit Agreement) of not less than $850 million.

Overview of the CRC Incremental Term Loan

The CRC Incremental Term Loan matures in 2025 and will be subject to amortization in equal quarterly installments of 1.0% per year. Borrowings under the CRC Incremental Term Loan bear interest at a rate equal to, at CRC’s option, either (a) LIBOR determined by reference to the costs of funds for eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs (or a successor or replacement thereof) or (b) a base rate determined by reference to the greatest of (i) the federal funds rate, plus 0.50%, (ii) the prime rate as determined by the administrative agent under the CRC Incremental Term Loan and (iii) the one-month adjusted LIBOR rate plus 1.00%, in each case plus an applicable margin equal to 4.50% per annum in the case of any LIBOR loan and 3.50% per annum in the case of any base rate loan. The CRC Incremental Term Loan will be incurred pursuant to an incremental assumption agreement under the Existing CRC Credit Agreement and will be subject to the representations, warranties, covenants, prepayments and events of default under the Existing CRC Credit Agreement.

The foregoing description of the Senior Credit Facilities does not purport to be complete and is qualified in its entirety by reference to each of the ERI New Credit Agreement and the Incremental Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and which are each incorporated herein by reference.

A portion of the proceeds from the Senior Credit Facilities, the Company Notes, the CRC Secured Notes, the VICI Transactions (as described in Item 2.01) and cash on hand of the Company, CEC and their subsidiaries were used to (a) finance the Aggregate Cash Amount (as defined in the Merger Agreement), (b) prepay in full the loans outstanding and terminate all commitments under the Credit Agreement, dated as of April 17, 2017 (as amended from time to time, the “ERI Existing Credit Agreement”), by and among the Company, the several banks and other financial institutions and lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, (c) satisfy and discharge the Company’s Senior Notes (as described below in Item 1.02), (d) repay approximately $975 million of the outstanding revolving borrowings under the senior secured revolving credit facility under the Existing CRC Credit Agreement, plus accrued and unpaid interest thereon, (e) repay in full the loans outstanding and terminate all commitments under the Credit Agreement, dated as of October 6, 2017 (as amended from time to time), by and among CEOC, LLC, a Delaware limited liability company and subsidiary of Former Caesars, the several banks and other financial institutions and lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and (f) pay fees and expenses related to the foregoing. The remaining proceeds will be used to repurchase any Convertible Notes that are tendered pursuant to the fundamental change offer required to be made as a result of the Merger and any cash payable upon conversion of the Convertible Notes and for general corporate purposes.

VICI Transactions

On July 20, 2020, in connection with the consummation of the Merger and the transactions contemplated by the Master Transaction Agreement (as defined below), the Company or its applicable subsidiaries (after giving effect to the Merger): (i) consummated sale and leaseback transactions with certain subsidiaries of VICI Properties Inc., a Maryland corporation (together, as applicable, with its subsidiaries, “VICI”), with respect to the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center in accordance with the terms of the VICI Purchase Agreements (as defined below) and the leases described in clause (ii)(b) below; (ii)(a) received a one-time payment from VICI of approximately $1.38 billion (net of certain expenses) and amended that certain Lease (CPLV), dated as of October 6, 2017 (as amended, the “CPLV Lease”), pursuant to which subsidiaries of the Company, as tenant, lease land and improvements constituting the Caesars Palace Las Vegas property, to, among other things, (1) add the land and improvements constituting the Harrah’s Las Vegas property to the leased premises thereunder, (2) add the rent payable with respect to Harrah’s Las Vegas under such existing stand-alone lease to the CPLV Lease and further increase the annual rent payable with respect to Harrah’s Las Vegas by approximately $15.0 million, (3) increase the annual rent with respect to Caesars Palace Las Vegas by approximately $83.5 million, (4) extend the term of the CPLV Lease so that following the amendment of the CPLV Lease there will be 15 years remaining until the expiration of the initial term and (5) remove certain rent coverage floors, which coverage floors served to reduce the rent escalators under the CPLV Lease in certain circumstances, (b) amended that certain Lease (Non-CPLV), dated as of October 6, 2017 (as amended, the “Non-CPLV Lease”), pursuant to which subsidiaries of the Company, as tenant, lease or sublease, as applicable, certain real property located in the United States from subsidiaries of VICI, as landlord, to, among other things, (1) add Harrah’s New Orleans, Harrah’s Laughlin, and Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center to the leased premises thereunder, (2) increase the annual rent thereunder by $154.0 million in the aggregate, (3) extend the term of the Non-CPLV Lease so that following the amendment of the Non-CPLV Lease there will be 15 years remaining until the expiration of the initial term and (4) remove certain rent coverage floors, which coverage floors served to reduce the rent escalators under the Non-CPLV Lease in certain circumstances, (c) amended that certain Lease (Joliet), dated as of October 6, 2017 (as amended, the “Joliet Lease”), pursuant to which a subsidiary of the Company, as tenant, leases the land and improvements constituting the Harrah’s Joliet casino in Joliet, Illinois from a subsidiary of VICI, as landlord, to, among other things, (1) extend the term of the Joliet Lease so that following the amendment of the Joliet Lease there will be 15 years remaining until the expiration of the initial term and (2) remove certain rent coverage floors, which coverage floors served to reduce the rent escalators under the Joliet Lease in certain circumstances, and (d) terminated that certain Amended and Restated Lease, dated as of December 22, 2017 (as amended, the “HLV Lease”), pursuant to which a subsidiary of the Company, as tenant, leased the land and improvements constituting Harrah’s Las Vegas from an affiliate of VICI, as landlord; (iii) provided new guaranties (the “Guaranties of Lease Agreements”) with respect to each of the leases described in clauses (ii)(a), (b) and (c) (collectively, the “VICI Leases”) in accordance with the terms of the Master Transaction Agreement; (iv) entered into certain right of first refusal agreements that, subject to certain conditions, require the Company to provide VICI with the opportunity to (a) purchase or purchase and lease back to the Company the property known as the Horseshoe Baltimore Maryland Casino (the “Horseshoe Baltimore ROFR Agreement”) and (b) purchase or purchase and lease back to the Company up to two of the properties known as Flamingo Las Vegas, Paris Las Vegas, Planet Hollywood, Bally’s Las Vegas and The Linq, in each case, prior to the Company or its applicable affiliate selling or selling and leasing back its interests in such properties to another party (the “Las Vegas ROFR Agreement”); (v) entered into a put-call agreement pursuant to which CRC may require VICI or its applicable affiliate to purchase and lease back (as lessor) to the Company or its applicable affiliate(s) the real estate components of the gaming and racetrack facilities known as “Hoosier Park” and “Indiana Grand” and VICI or its applicable affiliate may require CRC to sell to VICI or its affiliate(s) and lease back (as lessee) the real estate components of such gaming and racetrack facilities (the “Centaur Put-Call Agreement”); (vi) entered into a guaranty of the put-call agreement described in clause (v); (vii) amended that certain Golf Course Use Agreement, dated as of October 6, 2017 (as amended, the “Golf Course Use Agreement”), to, among other things, extend the term thereof so that following the amendment of the Golf Course Use Agreement there will be 15 years remaining until the expiration of the initial term; (viii) terminated (a) those certain management and lease support agreements associated with the VICI Leases (collectively, the “MLSAs”), pursuant to which subsidiaries of the Company managed the land and improvements subject to the VICI Leases and Former Caesars provided guarantees with respect to certain obligations of the tenants under the VICI Leases and (b) that certain Second Amended and Restated Right of First Refusal Agreement, dated as of December 26, 2018, between Former Caesars and VICI, pursuant to which Former Caesars granted to VICI a right of first refusal to purchase certain real estate in certain circumstances and VICI granted to Former Caesars a right of first refusal to lease and manage certain real estate in certain circumstances; (ix) amended and restated that certain Put-Call Right Agreement, dated as of December 22, 2017 (as amended and restated, the “Convention Center Put-Call Agreement”), with respect to the Caesars Forum Convention Center, to provide for, among other things, a put right in favor of a subsidiary of the Company and a call right in favor of a subsidiary of VICI, which, if exercised during the applicable time period with respect thereto and subject to the terms and conditions of such put-call agreement, would result in the sale by the applicable subsidiary of the Company to a subsidiary of VICI, and the concurrent leaseback, of the Caesars Forum Convention Center; and (x) undertook certain related transactions in connection with or related to the foregoing. Pursuant to the terms of the guarantees described in clause (iii) of the immediately preceding sentence, until the earlier of October 6, 2023 and the Company’s satisfaction of certain financial ratios (as more particularly described in such guarantees), if the Company’s market capitalization is less than $5.5 billion, then subject to certain exceptions, the Company’s ability to declare or pay dividends to its shareholders will be capped at $200 million in any fiscal year and its ability to purchase or otherwise acquire or retire for value the Company’s shares of capital stock will be capped at $500 million in any fiscal year.

The foregoing descriptions of the VICI Leases, the Guaranties of Lease Agreements, the Horseshoe Baltimore ROFR Agreement, the Las Vegas ROFR Agreement, the Golf Course Use Agreement, the Convention Center Pull-Call Agreement and the Centaur Put-Call Agreement do not purport to be complete and are qualified in their entirety by reference to each of the VICI Leases, the Guaranties of Lease Agreements, the Horseshoe Baltimore ROFR Agreement, the Las Vegas ROFR Agreement, the Golf Course Use Agreement , the Convention Center Pull-Call Agreement and the Centaur Put-Call Agreement, which are filed as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15 hereto and which are each incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Termination of ERI Existing Credit Agreement

On July 20, 2020, the outstanding loans under the ERI Existing Credit Agreement were paid in full (together with accrued and unpaid interest thereon and fees and expenses due and payable under the ERI Existing Credit Agreement), the commitments to extend credit under the ERI Existing Credit Agreement were terminated, and all guarantees and security interests granted with respect to the obligations under the ERI Existing Credit Agreement and the related documents were released.

Redemption of Senior Notes

On June 25, 2020, the Company provided conditional notices of redemption with respect to all of its outstanding (a) 7.00% Senior Notes due 2023 (the “2023 Notes”) issued pursuant to the indenture, dated as of July 23, 2015, as supplemented and amended from time to time (the “2023 Notes Indenture”), (b) 6.00% Senior Notes due 2025 (the “2025 Notes”) issued pursuant to the indenture, dated as of March 29, 2017, as supplemented and amended from time to time (the “2025 Notes Indenture”), and (c) 6.00% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes and the 2025 Notes, the “Senior Notes”) issued pursuant to the indenture, dated as of September 10, 2018, as supplemented and amended from time to time (the “2026 Notes Indenture” and, together with the 2023 Notes Indenture and the 2025 Notes Indenture, the “Old Indentures”).

The 2023 Notes and the 2025 Notes will be redeemed on July 25, 2020 at a redemption price of 103.500% and 104.500%, respectively, of the aggregate principal amount thereof. With respect to the 2026 Notes, $210 million aggregate principal amount of the 2026 Notes will be redeemed on July 25, 2020 at a redemption price of 106.000% of such aggregate principal amount, and the remaining and outstanding 2026 Notes following such partial redemption will be redeemed on July 26, 2020 at a redemption price of 100.000% of the aggregate principal amount thereof plus the Applicable Premium (as defined in the 2026 Notes Indenture).

On July 20, 2020, in connection with the consummation of the Merger and the redemption of the outstanding Senior Notes, the Company satisfied and discharged its obligations under the Old Indentures by depositing with U.S Bank National Association, as trustee to each of the Senior Notes, cash in an amount sufficient to pay the redemption prices payable in respect of all outstanding Senior Notes (including accrued and unpaid interest on the Senior Notes to, but excluding, the relevant redemption dates), with such amount to be held in trust for the benefit of the holders of the Senior Notes.

Termination of Certain Agreements in Connection with VICI Transactions

On July 20, 2020, in connection with the consummation of the Merger and the transactions contemplated by the Master Transaction Agreement, the Company or its applicable subsidiaries (after giving effect to the Merger) terminated: (i) the HLV Lease; (ii) that certain Guaranty, dated as of December 22, 2017, made by CRC in favor of VICI, pursuant to which CRC provided a guarantee in respect of certain obligations of the tenant under the HLV Lease; (iii) the MLSAs; (iv) that certain Indemnity Agreement, Power of Attorney and Related Covenants (CPLV), dated as of October 6, 2017, as amended by that certain First Amendment to Indemnity Agreement, Power of Attorney and Related Covenants (CPLV), dated as of December 26, 2018, pursuant to which Former Caesars agreed to indemnify certain parties and perform certain covenants related to the CPLV Lease; (v) that certain Indemnity Agreement, Power of Attorney and Related Covenants (Non-CPLV) dated as of October 6, 2017, as amended by that certain First Amendment to Indemnity Agreement, Power of Attorney and Related Covenants (Non-CPLV) dated as of December 26, 2018, pursuant to which Former Caesars agreed to indemnify certain parties and perform certain covenants related to the Non-CPLV Lease; (vi) that certain Indemnity Agreement, Power of Attorney and Related Covenants (Joliet) dated as of October 6, 2017, as amended by that certain First Amendment to Indemnity Agreement, Power of Attorney and Related Covenants (Joliet) dated as of December 26, 2018, pursuant to which Former Caesars agreed to indemnify certain parties and perform certain covenants related to the Joliet Lease; (vii) that certain Board Observer Agreement, dated as of October 6, 2017, pursuant to which CEOC, LLC granted VICI certain rights to observe the board of CEOC, LLC; and (viii) that certain Transition of Management Services Agreement (CPLV), dated as of October 6, 2017, as amended by that certain First Amendment to Transition of Management Services Agreement (CPLV), dated as of December 26, 2018, pursuant to which subsidiaries of the Company agreed to provide certain transitionary management services with respect to the land and improvements subject to the CPLV Lease in certain circumstances.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Consummation of Merger with Caesars Entertainment Corporation

Pursuant to the Merger Agreement, at the Effective Time, each share of Former Caesars Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Former Caesars Common Stock issued and outstanding immediately prior to the Effective Time that were (x) owned or held in treasury by Former Caesars or owned by the Company, any of its subsidiaries or Merger Sub or (y) held by a holder of record who did not vote in favor of the adoption of the Merger Agreement and is entitled pursuant to, and who has complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive, at the election of the holder thereof and subject to the proration procedures described in the Merger Agreement, approximately $12.41 in cash (the “Cash Election Consideration”) or approximately 0.3085 shares of Company Common Stock with a value equal to approximately $12.41 (based on the volume weighted average price per share of Company Common Stock for the 10 trading days ending on July 16, 2020) (the “Stock Election Consideration”).

As previously disclosed, holders of 271,242,689 shares of Former Caesars Common Stock (including shares tendered via notices of guaranteed delivery) elected to receive the Stock Election Consideration (“Stock Election Shares”), holders of 382,608,319 shares of Former Caesars Common Stock (including shares tendered via notices of guaranteed delivery) elected to receive the Cash Election Consideration (“Cash Election Shares”), and holders of the remaining shares of Former Caesars Common Stock did not make any election (“No Election Shares”). An aggregate of 9,905,093 Stock Election Shares tendered via notices of guaranteed delivery were not tendered by the expiration of the period for delivery of shares tendered via notices for guaranteed delivery and, as such, were treated as No Election Shares. As a result and in accordance with the proration procedures described in the Merger Agreement, (a) each holder of Cash Election Shares or No Election Shares became entitled to receive the Cash Election Consideration with respect to such holder’s Cash Election Shares or No Election Shares, as applicable, and (b) each holder of Stock Election Shares became entitled to receive the Stock Election Consideration with respect to approximately 77.237062% of such holder’s Stock Election Shares and the Cash Election Consideration with respect to the remaining approximately 22.762938% of such holder’s Stock Election Shares (collectively, the “Merger Consideration”). No fractional shares of Company Common Stock will be issued, and holders of shares of Former Caesars Common Stock will receive cash in lieu of any fractional shares of Company Common Stock.

Pursuant to the Merger Agreement, at the Effective Time, (i) each performance stock unit of Former Caesars that was eligible to vest based on Former Caesars’ level of EBITDA or adjusted EBITDA, as measured over the applicable performance period, that was outstanding as of immediately prior to the Effective Time was cancelled (based on target or actual level of performance, as applicable) and converted into the right to receive the Cash Election Consideration, (ii) each option to acquire Former Caesars Common Stock that was fully vested and “in the money” as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash equal to the product of the number of “net shares” of Former Caesars Common Stock applicable to such option and the Cash Election Consideration (after taking into account the applicable exercise price per share), (iii) each option to acquire Former Caesars Common Stock outstanding as of immediately prior to the Effective Time that was not cancelled was converted into an option to purchase Company Common Stock on the same terms and conditions as were applicable to such option immediately prior to the Effective Time (subject to adjustments based on the value of the aggregate Merger Consideration), (iv) each restricted stock unit of Former Caesars that was eligible to vest based solely on the passage of time that was outstanding as of immediately prior to the Effective Time was converted into a Company time-based restricted stock unit based on the value of the aggregate Merger Consideration and remains subject to the same terms and conditions as were applicable thereto as of immediately prior to the Effective Time and (v) each performance stock unit of Former Caesars that was eligible to vest in respect of performance conditions that were based on stock or market price that was outstanding as of immediately prior to the Effective Time was converted into a Company market-based performance stock unit based on the value of the aggregate Merger Consideration and remains subject to the same terms and conditions as were applicable thereto as of immediately prior to the Effective Time.

Based on the closing price of $38.00 per share of Company Common Stock reported on NASDAQ on July 17, 2020, the implied value of the aggregate Merger Consideration paid to former holders of shares of Former Caesars Common Stock in connection with the Merger was approximately $8.46 billion, including approximately $2.37 billion in Company Common Stock and approximately $6.09 billion in cash.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. The Merger Agreement (including Amendment No. 1 thereto) is filed as Exhibits 2.1 and 2.2 hereto and is incorporated herein by reference.

Consummation of VICI Transactions

As previously disclosed, on September 26, 2019, the Company and VICI entered into a series of purchase and sale agreements relating to the sales of the land and real estate assets associated with certain gaming facilities described above to VICI (collectively, the “VICI Purchase Agreements”), each of which were entered into in accordance with the terms of the Master Transaction Agreement, dated as of June 24, 2019, by and between the Company and VICI (the “Master Transaction Agreement” and, together with the VICI Purchase Agreements and the transactions contemplated by each of the foregoing, the “VICI Transactions”). On July 20, 2020, in connection with the consummation of the Merger, the VICI Transactions were consummated in accordance with the terms of the VICI Purchase Agreements and the Master Transaction Agreement. The consideration paid by VICI under the VICI Purchase Agreements was approximately $1.824 billion in the aggregate.

The foregoing summary of the VICI Purchase Agreements and the Master Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the VICI Purchase Agreements and the Master Transaction Agreement, which are filed as Exhibits 2.3, 2.4, 2.5 and 2.6 hereto and which are each incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01, 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 17, 2020, the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) approved the engagement of Deloitte & Touche LLP (“Deloitte”), and dismissal of Ernst and Young LLP (“EY”), as the Company’s independent registered public accounting firm effective following the completion of the review of the Company’s results of operations for the quarter ended June 30, 2020. Deloitte previously served as the independent registered public accounting firm of Former Caesars, and has been engaged to serve as the independent registered public accounting firm for the combined company in connection with the Merger.

The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and the subsequent interim period, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. The Company intends to file an amendment to this Form 8-K within four business days following the completion of EY’s review of the Company’s results of operations for the quarter ended June 30, 2020.

The Company has provided EY with the disclosures under this Item 4.01, and has requested EY to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. The EY letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period, neither the Company, nor anyone on its behalf, consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, effective as of the Effective Time, (a) the Company expanded the size of the Board from nine to eleven members, (b) each of Roger Wagner, Gregory Kozicz and James Hawkins resigned as a member of the Board and (c) each of Keith Cozza, Jan Jones Blackhurst, Don Kornstein, Courtney Mather and James Nelson (the “New Director Appointee”) became a member of the Board. As a result of these changes, following the Effective Time, the Board consists of the New Director Appointees, Gary Carano, David Tomick, Thomas Reeg, Frank Fahrenkopf, Michael Pegram and Bonnie Biumi.

As non-management members of the Board, the New Director Appointees will receive the compensation paid to non-management directors for service on the Board and its committees.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in accordance with the Merger Agreement, the Company filed a Certificate of Conversion with the Secretary of State of the State of Delaware and Articles of Conversion with the Secretary of State of the State of Nevada to convert the Company from a Nevada corporation to a Delaware corporation (the “Conversion”). Simultaneously with the Conversion, the Company filed a Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which replaced the articles of incorporation of the Company, and adopted new Bylaws (the “Bylaws”) in accordance with the terms of the Certificate of Incorporation and applicable law.

Descriptions of the material terms and conditions of the Certificate of Incorporation and the Bylaws can be found in the sections titled “ERI Proposal No. 2: Approval of the Delaware Conversion” and “Comparison of Stockholders’ Rights” in the Company’s registration statement on Form S-4 (File No. 333-233591) filed with the SEC and declared effective on October 11, 2019, and are incorporated herein by reference.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of each document. The Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated balance sheets of Former Caesars as of December 31, 2019 and 2018, and the audited consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of stockholders’ equity (deficit) and consolidated statements of cash flows of Former Caesars for each of the years ended December 31, 2019, 2018 and 2017, and the notes related thereto, are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

The unaudited consolidated condensed balance sheet of Former Caesars as of March 31, 2020, and the unaudited consolidated condensed statements of operations and comprehensive income (loss), consolidated condensed statements of stockholders’ equity and consolidated condensed statements of cash flows of Former Caesars for the three months ended March 31, 2020 and 2019, and the notes related thereto, are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The Company intends to file the pro forma financial statements with respect to the transactions described in Item 2.01 as required by this Item as an amendment to this 8-K not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 24, 2019, by and among Caesars Entertainment Corporation, Eldorado Resorts, Inc. and Colt Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Caesars Entertainment, Inc.’s (formerly Eldorado Resorts, Inc.) Current Report on Form 8-K filed on June 25, 2019).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 15, 2019, by and among Caesars Entertainment Corporation, Eldorado Resorts, Inc. and Colt Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Caesars Entertainment, Inc.’s (formerly Eldorado Resorts, Inc.) Current Report on Form 8-K filed on August 16, 2019).

2.3	Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s New Orleans; New Orleans, Louisiana) (incorporated by reference to Exhibit 2.1 to Caesars Entertainment, Inc.’s (formerly Eldorado Resorts, Inc.) Current Report on Form 8-K filed on September 26, 2019).

2.4	Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s Resort Atlantic City and Harrah’s Atlantic City Waterfront Conference Center; Atlantic City, New Jersey) (incorporated by reference to Exhibit 2.2 to Caesars Entertainment, Inc.’s (formerly Eldorado Resorts, Inc.) Current Report on Form 8-K filed on September 26, 2019).

2.5	Purchase and Sale Agreement dated as of September 26, 2019 by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Harrah’s Laughlin Hotel and Casino; Laughlin, Nevada) (incorporated by reference to Exhibit 2.3 to Caesars Entertainment, Inc.’s (formerly Eldorado Resorts, Inc.) Current Report on Form 8-K filed on September 26, 2019).

2.6	Master Transaction Agreement, dated as of June 24, 2019, by and among VICI Properties L.P. and Eldorado Resorts, Inc. (incorporated by reference to Exhibit 10.3 to Caesars Entertainment, Inc.’s (formerly Eldorado Resorts, Inc.) Current Report on Form 8-K filed on June 25, 2019).

3.1	Certificate of Incorporation of Caesars Entertainment, Inc.

3.2	Bylaws of Caesars Entertainment, Inc.

4.1	Second Supplemental Indenture, dated as of July 20, 2020, by and among Caesars Entertainment Corporation, Eldorado Resorts, Inc. and Delaware Trust Company.

4.2	Supplemental Indenture, dated as of July 20, 2020, to Indenture (2025 Secured Notes), dated as of July 6, 2020, by and among Colt Merger Sub, Inc., Eldorado Resorts, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association.

4.3	Supplemental Indenture, dated as of July 20, 2020, to Indenture (2027 Senior Notes), dated as of July 6, 2020, by and among Colt Merger Sub, Inc., Eldorado Resorts, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association.

4.4	Supplemental Indenture, dated as of July 20, 2020, to Indenture (CRC Secured Notes), dated as of July 6, 2020, by and among Colt Merger Sub, Inc., CRC Finco, Inc., Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, U.S. Bank National Association and Credit Suisse AG, Cayman Islands Branch.

10.1	Credit Agreement, dated as of July 20, 2020, by and among Eldorado Resorts, Inc., the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and U.S. Bank National Association, as collateral agent.

10.2	Incremental Assumption Agreement No. 1, dated as of July 20, 2020, by and among Eldorado Resorts, Inc., the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	Incremental Assumption Agreement No. 1, dated as of July 20, 2020, by and among Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

10.4	Incremental Assumption Agreement No. 2, dated as of July 20, 2020, by and among Caesars Resort Collection, LLC, the subsidiary guarantors party thereto, the lender party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

10.5	CPLV Lease (conformed through the Second Amendment), dated as of July 20, 2020, by and among CPLV Property Owner LLC, Desert Palace LLC and CEOC, LLC.

10.6†	Non-CPLV Lease (conformed through the Fifth Amendment), dated as of July 20, 2020, by and among the entities listed on Schedules A and B thereto and CEOC, LLC.

10.7†	Second Amendment, dated as of July 20, 2020, to Lease (Joliet), dated as of October 7, 2017, by and between Harrah’s Joliet Landco LLC and Des Plaines Development Limited Partnership.

10.8	Guaranty of Lease, dated as of July 20, 2020, by and among Eldorado Resorts, Inc., CPLV Property Owner LLC and Claudine Propco LLC (CPLV).

10.9	Guaranty of Lease, dated as of July 20, 2020, by and among Eldorado Resorts, Inc. and the entities listed on Schedule A thereto (Non-CPLV).

10.10	Guaranty of Lease, dated as of July 20, 2020, by and between Eldorado Resorts, Inc. and Harrah’s Joliet Landco LLC (Joliet).

10.11*	Right of First Refusal Agreement, dated as of July 20, 2020, by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Las Vegas Strip).

10.12*	Right of First Refusal Agreement, dated as of July 20, 2020, by and between Eldorado Resorts, Inc. and VICI Properties L.P. (Horseshoe Baltimore).

10.13	Second Amendment, dated as of July 20, 2020, to Golf Course Use Agreement, dated as of October 6, 2017, by and among Rio Secco LLC, Cascata LLC, Chariot Run LLC, Grand Bear LLC, Caesars Enterprise Services, LLC, CEOC, LLC and, solely for purposes of Section 2.1(c) thereof, Caesars License Company, LLC.

10.14*	Amended and Restated Put-Call Right Agreement, dated as of July 20, 2020, by and among Claudine Propco, LLC and Eastside Convention Center, LLC.

10.15*	Put-Call Right Agreement entered into as of July 20, 2020 by and between Centaur Propco LLC and Caesars Resort Collection, LLC.

16.1	Letter from Ernst & Young LLP, dated July 21, 2020.

99.1	The audited consolidated balance sheets of Caesars Holdings, Inc. (formerly Caesars Entertainment Corporation) as of December 31, 2019 and 2018, and the audited consolidated statements of operations, consolidated statements of comprehensive income (loss), consolidated statements of stockholders’ equity (deficit) and consolidated statements of cash flows of Caesars Holdings, Inc. (formerly Caesars Entertainment Corporation) for each of the years ended December 31, 2019, 2018 and 2017, and the notes related thereto (incorporated by reference to Part II, Item 8 and Part IV, Item 15 of Caesars Holdings, Inc.’s (formerly Caesars Entertainment Corporation) Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020).

99.2	The unaudited consolidated condensed balance sheet of Caesars Holdings, Inc. (formerly Caesars Entertainment Corporation) as of March 31, 2020, and the unaudited consolidated condensed statements of operations and comprehensive income (loss), consolidated condensed statements of stockholders’ equity and consolidated condensed statements of cash flows of Caesars Holdings, Inc. (formerly Caesars Entertainment Corporation) for the three months ended March 31, 2020 and 2019, and the notes related thereto (incorporated by reference to Part I of Caesars Holdings, Inc.’s (formerly Caesars Entertainment Corporation) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed on May 11, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.

†

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) could be competitively harmful if publicly disclosed. The Company will furnish supplementally an unredacted copy of such exhibit to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2020	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund L. Quatmann, Jr.
Executive Vice President, Chief Legal Officer and Secretary